Exhibit 10.2

Execution version

AMENDMENT LETTER

To:	SNITA HOLDING B.V., a private company (besloten vennootschap) incorporated under Dutch law and registered with the Trade Register of the Dutch Chamber of Commerce under number 33225475 as facility agent (the “Agent”); and

SNITA HOLDING B.V., a private company (besloten vennootschap) incorporated under Dutch law and registered with the Trade Register of the Dutch Chamber of Commerce under number 33225475 as lender (the “Lender”).

From:	POLESTAR AUTOMOTIVE HOLDING UK PLC, a public limited company registered in England and Wales with number 13624182 (the “Borrower”).

Dated:	8 November 2023

Polestar Automotive Holding UK PLC - Term Facility Agreement dated 3 November 2022 as amended from time to time (the “Original Facility Agreement”)

1.

We refer to the Original Facility Agreement. This is an amendment letter (the “Amendment Letter”). Terms defined in the Original Facility Agreement shall have the same meaning when used in this Amendment Letter unless given a different meaning in this Amendment Letter.

2.	In accordance with the Original Facility Agreement, each of the Borrower and the Agent designate this Amendment Letter as a Finance Document.

3.	The Lender has agreed to enter into this Amendment Letter in support of the Borrower’s cost efficiency measures and efforts to improve financial performance.

4.

In accordance with clause 30 (Amendments and waivers) of the Original Facility Agreement, the Agent, the Lender and the Borrower consent to amending the Original Facility Agreement so as to, among other things, extend the Termination Date and increase the Facility in the amount and on the terms as specified in paragraph 6 of this Amendment Letter.

5.	The Original Facility Agreement shall (unless otherwise agreed between the Parties) be amended in accordance with paragraph 6 from:

(a)	the date of this Amendment Letter; or

(b)

if later, the date upon which the Agent has received all of the documents and other evidence listed in Schedule 1 (Conditions precedent) of this Amendment Letter in form and substance satisfactory to the Agent (or if such document or other evidence is not in form and substance satisfactory to the Agent, the Agent has otherwise waived, on the instructions of the Lender(s), such requirement). The Agent shall notify the Borrower promptly upon being so satisfied. Such notification shall include a confirmation that the Effective Date (as defined below) has occurred, such date being the “Effective Date”.

6.	Amendments

6.1	In this Amendment Letter:

“Amended Facility Agreement” means the Original Facility Agreement, as amended by this Amendment Letter.

6.2	With effect on and from the Effective Date, the Original Facility Agreement will be amended as follows:

a)	The definition of “Facility” and “Termination Date” in clause 1.1 (Definitions) of the Original Facility Agreement shall be deleted in its entirety and replaced with the following:

““Facility” means the term loan facility in an aggregate amount of USD 1,000,000,000 made available under this Agreement and described in Clause 2 (The Facility) to the extent not cancelled or reduced under this Agreement.;

“Termination Date” means 30 June 2027”;

b)	Clause 2.1 (The Facility) of the Original Facility Agreement shall be deleted in its entirety and replaced with the following:

“2.1 The Facility

Subject to the terms of this Agreement, the Lender makes available to the Borrower a dollar term loan facility in an aggregate amount of USD 1,000,000,000.”;

c)	Save for the amendments referred to in paragraphs (a) and (b) above, all other references of the original facility amount of USD 800,000,000 shall be read and construed to be USD 1,000,000,000.

7.

The Repeating Representations are deemed to be made by the Borrower (by reference to the facts and circumstances then existing) on the date of this Amendment Letter, on the Effective Date and for the avoidance of doubt, on the date of a Utilisation Request and on the proposed Utilisation Date, but references to “this Agreement” or to “Finance Documents” in the Repeating Representations should be construed as references to this Amendment Letter and to the Amended Facility Agreement.

8.

The provisions of the Original Facility Agreement and the other Finance Documents shall, save as amended by this Amendment Letter, continue in full force and effect. From the Effective Date, the Original Facility Agreement and this Amendment Letter shall be read and construed as one document.

9.

The Borrower, shall, at the request of the Agent and at Borrower’s own expense, do all such acts and things necessary to give effect to the amendments effected or to be effected pursuant to this Amendment Letter.

10.

The provisions of clause 35 (Enforcement) of the Original Facility Agreement shall be incorporated into this Amendment Letter as if set out in full in this Amendment Letter and as if references in those clauses to “this Agreement” or “the Finance Documents” are references to this Amendment Letter.

11.	This Amendment Letter and any non-contractual obligations arising out of or in with it are governed by English law.

If you agree to the terms of this Amendment Letter, please sign where indicated below.

Execution version

The Borrower

For and on behalf of POLESTAR AUTOMOTIVE HOLDING UK PLC

By:	/s/ Thomas Ingenlath	By:	/s/ Johan Mamlqvist

Name:	Thomas Ingenlath	Name:	Johan Malmqvist

Title:	Chief Executive Officer	Title:	Chief Financial Officer

Address:	The Pavilions, Bridgwater Road, Bristol BS13 8AE, United Kingdom Attention: Chief Financial Officer

We agree to the terms of this Amendment Letter.

The Agent

For and on behalf of SNITA HOLDING B.V.

By:	/s/ Maria Hemberg	By:	/s/ Johan Ekdahl

Name:	Maria Hemberg	Name:	Johan Ekdahl

Title:	Director	Title:	Director

Address:	Stationsweg 2, 4153 RD Beesd, The Netherlands
Attention: Jaap Verkerk

Copy:	Volvo Car Corporation
Attention: Rosmarie Söderbom
Dep 50091, HB3S
405 31, Göteborg, Sweden

The Lender

For and on behalf of SNITA HOLDING B.V.

By:	/s/ Maria Hemberg	By:	/s/ Johan Ekdahl

Name:	Maria Hemberg	Name:	Johan Ekdahl

Title:	Director	Title:	Director

Address:	Stationsweg 2, 4153 RD Beesd, The Netherlands
Attention: Jaap Verkerk

Copy:	Volvo Car Corporation
Attention: Rosmarie Söderbom
Dep 50091, HB3S
405 31, Göteborg, Sweden

SCHEDULE 1

CONDITIONS PRECEDENT

1.	The Borrower

(a)

A copy of the constitutional documents of the Borrower or a certificate of an authorised signatory of the Borrower certifying that the constitutional documents previously delivered to the Agent for the purposes of the Original Facility Agreement have not been amended and remain in full force and effect.

(b)	A copy of a resolution of the board of directors of the Borrower:

(i)

approving the terms of, and the transactions contemplated by, this Amendment Letter to which it is a party and resolving that it execute this Amendment Letter and other Finance Documents to which it is a party;

(ii)	authorising a specified person or persons to execute this Amendment Letter and other Finance Documents to which it is a party on its behalf; and

(iii)

authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(c)

A certificate of the Borrower (signed by the chief executive officer or the chief financial officer of the Borrower) confirming that borrowing the Facility would not cause any borrowing or similar limit binding on the Borrower to be exceeded.

(d)

A certificate of the chief executive officer or the chief financial officer of the Borrower certifying that each copy document relating to it specified in this Schedule 1 (Conditions precedent) is correct, complete and in full force and effect as at a date no earlier than the Effective Date.

2.	Other documents and evidence

(a)

Evidence that the fees, costs and expenses then due from the Borrower pursuant to clause 15 (Costs and expenses) have been paid or will be paid (by authorising the Lender(s) to withhold proceeds from the next upcoming Utilisation) by the next upcoming Utilisation Date.

(b)

A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.